                                                                Exhibit (10)(qq)


          NON-QUALIFIED DEFERRED COMPENSATION AND DISABILITY AGREEMENT
          ------------------------------------------------------------

         THIS AGREEMENT is entered into this ______ day of ______, 2001, by and between THE REYNOLDS AND REYNOLDS COMPANY, an Ohio corporation (the "Corporation"), and _______________________ (the "Employee").

         The Employee is a valued member of a select group of management or highly compensated employees of the Corporation, and is currently an Officer of the Corporation.

         The Corporation wants to encourage the Employee to stay with the Corporation as one of its executives.

         For the preceding reasons, the Corporation previously agreed to provide deferred compensation payments and other benefits to the Employee, subject to the terms and conditions of a document entitled "Non-Qualified Deferred Compensation and Disability Agreement" and dated December 20, 1984 (the "Prior Agreement").

         The Employee and the Corporation now desire to amend and restate the Prior Agreement to include certain Change in Control provisions and to reflect a change in the benefit formula previously set forth on Schedule II to the Prior Agreement.

         THEREFORE, in consideration of the mutual obligations described below, the parties agree that:

         (a) this Agreement shall amend, restate and replace the Prior Agreement; and

         (b) upon the execution of this Agreement, the provisions of the Prior Agreement shall be null and void.

         THE PARTIES FURTHER AGREE as follows:

         1. DEFINITIONS. As used in this Agreement, the terms set forth below shall have the following meanings:

         (a) "Annual Compensation" means, for a given year, an amount equal to the sum of (i) and (ii), below.

         (i) the base salary paid by the Corporation to the Employee, including any salary reduction amounts contributed at the election of the Employee for that year:

                  (1) under any tax-qualified or non-qualified deferred compensation plan or agreement (other than this Agreement); and

                  (2) under any plan described in Section 125 of the Internal Revenue Code which is maintained by the Corporation;

                                                     AND

         (ii)     the greater of:

                  (1) the amount of any cash bonuses paid by the Corporation to Employee during that year; or

                  (2) the amount of any cash bonuses accrued for payment by the Corporation to Employee for that year.

                  For purposes of this clause (ii), any bonuses which are paid or accrued on a basis other than an annual basis, will be annualized.

                  Except as otherwise provided below and in Section 4, the Annual Compensation of the Employee will be determined as of whichever of the following dates produces the greatest Annual Compensation:

         (i) the date the Employee terminates employment by the Corporation; or

         (ii) any earlier date during his or her employment by the Corporation which produces a greater amount of Annual Compensation.

(b)      "Change in Control" means the occurrence of any of the following:

(i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (other than Richard H. Grant, Jr., his children or his grandchildren, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), who is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

(ii) during any period of two consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section) who election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

(iii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

(iv) the shareholders of the Company approve a plan of liquidation, dissolution or winding up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         (c) "Claimant" means the Employee, or any beneficiary of the Employee, as determined under the provisions of this Agreement.

         (d) "Disability" and/or "Disabled" means any of the following conditions which first occur after the date this Agreement is executed:

         (i)      the total and irrevocable loss by the Employee of:

                  (1)      sight of both eyes;

                  (2)      the use of both hands or both feet;

                  (3)      the use of one hand and one foot;

         regardless of whether the Employee is able to perform the duties of, or is working at, any occupation;

OR

          (ii) the inability of the Employee to perform all of the substantial and material duties of his regular occupation as a result of an injury or sickness. If a disability described in the preceding part of this clause (ii) continues for a period of sixty (60) months, then for purposes of this clause (ii), disability means the inability of the Employee to perform all of the substantial and material duties of any occupation for which he is reasonably qualified by education, training or experience.

         (e) "Good Reason" means the occurrence of any of the following events:
(A) The Corporation reduces Employee's base salary below the amount of such base salary in effect immediately preceding a Change in Control without Employee's written consent; (B) the Corporation fails to continue to provide Employee with fringe benefits (including bonuses, vacation, health and disability insurance, etc.) at least equivalent to those of other similarly situated employees of the Corporation; (C) Employee is required by the Corporation to perform duties or services which differ significantly from those performed by him prior to the Change in Control, or which are not ordinarily and generally performed by a similarly situated executive of a corporation; or (D) the nature of the duties or services which the Corporation requires Employee to perform necessitates absence overnight from his place of residence, because of travel involving the business affairs of the Corporation for more than ninety (90) days during any period of six (6) consecutive months.

         (f) "Officer" means an employee of the Corporation who is designated as such by the Chief Human Resources Officer of the Corporation and is compensated in accordance with any salary scales or pay grades applicable to officers. For purposes of this Agreement, Officers shall be divided into three groups, as follows:

                  (i) Category A, which includes the Chief Executive Officer and the Division Presidents;

                  (ii) Category B, which includes Officers in pay grades fourteen (14) through (18), inclusive; and

                  (iii)    Category C, which includes Officers in pay grades ten
                           (10) through thirteen (13), inclusive.

         (g) "Payment Date" means the first to occur of the following:

                  (i)      the date the Employee dies, but only if:

                           (1) he was employed by the Corporation on that date;
                           or

                           (2) he previously terminated employment with the Corporation after having satisfied the Service Requirement; or

                           (3) he previously terminated employment with the Corporation because he was Disabled, and he remained continuously Disabled until his death.

                  (ii) the date the Employee terminates employment with the Corporation after attaining age fifty--five (55), but only if:

                           (1) he has satisfied the Service Requirement as of his termination date; or

                           (2) the Employee is Disabled as of his termination date.

                  (iii) the date, after the termination of his employment with the Corporation, on which the Employee attains age fifty--five (55), but only if:

                           (1) the Employee has satisfied the Service
                           Requirement as of the date he attains age 55; or

                           (2) he is Disabled when his employment by the Corporation terminates, and he remains continuously Disabled until he attains age fifty-five (55).

         (h) "Service Requirement" means the completion by Employee of at least one hundred seventy--four (174) calendar months of employment by the Corporation, whether or not continuous, during some part of which the Employee is an Officer. For purposes of the Service Requirement, employment before and after the date this Agreement is executed will be considered. The Employee shall be considered employed by the Corporation during an authorized leave of absence, as more fully described below.

         (i) "Termination for Cause" means a termination of Employee's employment whenever occasioned by (i) the willful and continued failure by Employee to substantially perform duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Employee by the Board, which demand specifically identifies the manner in which the Board believes Employee has not substantially performed Employee's duties, or (ii) the willful engaging by Employee in conduct which is demonstrably and materially injurious to the Corporation or its subsidiaries, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on Employee's part shall be deemed "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee's act, or failure to act, was in the best interest of the Corporation.

2 - DEFERRED COMPENSATION PAYMENTS. The Corporation shall begin payments under this Agreement within thirty (30) days after the Employee's Payment Date. Unless otherwise provided in Section 4, the amount of the payments shall be determined as follows:

          (a) If the Employee is an Officer described in Category A, an amount equal to two hundred percent (200%) of his Annual Compensation, payable in substantially equal monthly installments over a period of ten (10) years;

          (b) If the Employee is an Officer described in Category B, an amount equal to one hundred and fifty percent (150%) of his Annual Compensation, payable in substantially equal monthly installments over a period of ten (10) years;

          (c) If the Employee is an Officer described in Category C, an amount equal to one hundred percent (100%) of his Annual Compensation, payable in substantially equal monthly installments over a period of ten (10) years;

         Notwithstanding any contrary provision of this Agreement, no payment shall be made under this Agreement by reason of the death of the Employee as a result of suicide which occurs within two years of the date of the Prior Agreement. The provisions of the preceding sentence shall apply whether or not the Employee is sane at the time the suicide occurs.

         If the Employee dies while this Agreement is in effect, and:

         (i) at the time of his death, the Employee has not received all of the payments to which he is entitled under this Agreement; or

         (ii) payments under this Agreement begin because of the death of the
         Employee:

Any payments otherwise due shall be paid by the Corporation to a beneficiary or beneficiaries designated by the Employee in accordance with the provisions of
Section 4.

3. DISABILITY BENEFIT. If prior to attaining age fifty-five (55) Employee becomes Disabled while employed by the Corporation, the Corporation shall make payment(s) to Employee as provided in "Schedule I," attached hereto and made a part hereof, until the earlier of (i) the date Employee is no longer Disabled,
(ii) the death of Employee, or (iii) attainment by Employee of age fifty-five
(55).

4. DESIGNATING A BENEFICIARY. Subject to the provisions of this Section, the Employee may, from time to time, designate a beneficiary or beneficiaries to receive any payments under this Agreement which remain due and payable at the time of his death. Each beneficiary must be designated by the Employee on a written beneficiary designation form, which must be received prior to his death. The Employee may change his designated beneficiary or beneficiaries by submitting an appropriately completed, written beneficiary designation form to the Chief Human Resources Officer (the "CHRO") of the Corporation prior to his death. The beneficiary or beneficiaries currently designated by the Employee are identified on Exhibit A, which is attached and made a part of this Agreement.

          If the Employee fails properly to designate a beneficiary, any payment otherwise due and payable under this Agreement will be made to the Employee's surviving spouse, if any, and otherwise to the personal representative of the Employee's estate.

5. THE EFFECT OF PROMOTION OR DEMOTION.

         (a) Generally. If the Employee is demoted so that he remains employed by the Corporation, but is no longer an Officer, his Annual Compensation shall be determined as of the date he ceased to be an Officer. In order to be eligible for payments under this Agreement, the Employee must satisfy all applicable Service Requirements or qualify for the payment under Section 10.

         (b) Application of the Payment Formula. For purposes of applying the payment formula contained in Section 2, the following rules shall apply. For purposes of applying these rules, Category A shall be considered the highest Officer category, and Category C the lowest.

          (i) if the Employee is promoted by the Corporation to a higher Officer category, the formula for the higher category shall apply for purposes of computing the payments to which the Employee (or his designated beneficiaries) may be entitled pursuant to Section 2; and

          (ii) if the Employee is demoted by the Corporation to a lower Officer category, or ceases to be an Officer, then the formula for his position immediately prior to the demotion shall apply for purposes of computing the payments to which the Employee (or his designated beneficiaries) may be entitled pursuant to Section 2.

6. ADMINISTRATION. The CHRO of the Corporation shall have the authority to control and manage the operation and administration of the arrangements made by the parties pursuant to this Agreement. The CHRO may delegate to other persons some or all of the responsibilities of the CHRO under this Agreement. Any such delegation may be accomplished only by delivering to the Corporation a written instrument signed by the CHRO that specifies the nature and extent of the responsibilities delegated and the names of the persons to whom the responsibilities have been delegated.

          This Agreement, and any related documents, shall be retained by the CHRO and made reasonably available for examination by the Employee. Upon written request, those documents and other relevant information shall be provided to the parties to this Agreement.

7. GENERAL CLAIM PROCEDURES. If a Claimant fails to receive a payment to which he believes he is entitled under this Agreement, he may file a written claim for the payment with the CHRO. If the claim is wholly or partially denied, written notice of the denial will be furnished to the Claimant within a reasonable time after the claim is filed. Each notice denying a claim shall include the following information:

         (a) the reason or reasons the claim was denied;

         (b) a specific reference to the provision of this Agreement upon which the denial is based;

         (c) a description of any additional material or information necessary for the Claimant to perfect the claim; and

         (d) an explanation of the claim appeal procedures described in Section 8, below.

8. APPEAL PROCEDURES. Subject to the requirements of this Section, a Claimant may appeal the denial of a claim. Appeals must be filed in writing with the CHRO not later than 60 days after the Claimant receives written notice that the claim has been denied. As a part of the appeal process, the Claimant may review pertinent documents, submit written comments and request that a hearing be held to consider the appeal.

          The decision to hold a hearing to consider the appeal shall be within the sole discretion of the CHRO, whether or not the Claimant requests a hearing.

          Except as provided below, each appeal will be decided not later than 60 days after the CHRO receives the written appeal. If, however, special circumstances require an extension of time for deciding an appeal, a decision shall be rendered within a reasonable period of time, but not later than 120 days after the CHRO receives the written appeal and any additional information submitted by the Claimant in accordance with this Section.

          Appeal decisions shall be written and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of this Agreement on which the decision is based.

9. SOURCE OF PAYMENTS. All payments under this Agreement shall be made solely from the general assets of the Corporation. No such assets shall be segregated or placed in trust to secure the performance of the obligations of the Corporation under this Agreement.

          The Corporation may, however, in its sole discretion, purchase one or more policies of insurance with respect to Employee, the proceeds of which may, but need not, be used by the Corporation to satisfy part or all of its obligations under this Agreement. The Corporation will be the owner of any such policy. Neither the Employee nor any other person or entity claiming through the Employee shall have any rights with respect to any such policy or to the proceeds of any such policy. As a condition of receiving any benefits under this Agreement, the Employee, on behalf of himself and any person or entity claiming through him, agrees to cooperate with the Corporation in obtaining any insurance policy that the Corporation chooses to purchase with respect to the Employee by submitting to such physical examinations, completing such forms, and making such records available as may be required from time to time.

          The rights under this Agreement of the Employee and any person or entity claiming through him shall be solely those of an unsecured, general creditor of the Corporation. No insurance policy or other asset of the Corporation shall be held by the Corporation for or on behalf of Employee, or any other person, or constitute security for the performance of any obligations of the Corporation under this Agreement.

10. CHANGE IN CONTROL. (a) (i) Notwithstanding any other provision of this Agreement to the contrary, if within twenty-four (24) months following a Change in Control of the Corporation Employee's employment is terminated by the Corporation (other than a "Termination for Cause" (as defined above)), or Employee terminates his employment for Good Reason, and Employee has attained at least one year of service as an Officer of the Corporation as of the date of such Change in Control, Employee shall be entitled to a lump sum payment equal to the present value of the benefit he would have received pursuant to Section 2 of the Agreement as if the requirements of Employee's Payment Date had been satisfied, multiplied by a fraction, the numerator of which is the sum of (x) Employee's whole and fractional years of service with the Corporation as of such date of termination and (y) the number of whole and fractional years during which Employee receives severance benefits pursuant to any employment or severance agreement entered into with the Corporation, and the denominator of which is fifteen (15), such fraction not to exceed one (1). (ii) If Employee has commenced receiving benefits under Section 2 of the Agreement as of the date of such Change in Control, Employee shall be entitled to receive a lump sum payment equal to the present value of the remaining payments he would have been entitled to receive pursuant to Section 2. For purposes of the preceding sentence, the present value of the payments made pursuant to Section 2 shall be calculated using the interest rate applied by the Pension Benefit Guaranty Corporation in valuing lump sum distributions that is in effect (A) for purposes of clause (i), above, on the date of Employee's termination of employment and (B) for purposes of clause (ii), above, on the date of such Change in Control.

11. INDEPENDENCE OF AGREEMENT. Except as otherwise expressly provided, this Agreement is independent of, and in addition to, any other employment agreement, employee benefit plan, or agreement, or other right that the Employee may have as a result of his employment by the Corporation. This Agreement is not a contract of employment between the Employee and the Corporation. No provision of this Agreement shall be construed to limit or restrict:

         (a) the right of the Corporation to discharge the Employee, with or without cause; or

         (b) the right of Employee to terminate his employment with the Corporation.

12. ACCELERATION OF PAYMENTS. The Corporation reserves the right to accelerate the payment of any benefits payable under this Agreement without the consent of the Employee, his estate, his designated beneficiaries, or any other person claiming through the Employee.

13. LEAVES OF ABSENCE. The Corporation may, in its sole discretion, permit the Employee to take one or more leaves of absence. No such leave of absence shall exceed one year, however. For purposes of the Agreement, including the provisions relating to the Service Requirement, the Employee will be considered employed by the Corporation during an authorized leave of absence.

14. LEGAL EFFECT. Neither party makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax, or other implications or effects of this Agreement. The Corporation may take all actions required by law with respect to any payments due under this Agreement, or any other compensation or benefits due to the Employee, including withholding of tax from such payments, compensation or benefits.

15. FACILITY OF PAYMENT. If, for any reason, the identity or legal capacity of any person to whom payments are to be made under this Agreement is in doubt, the Corporation may withhold payment until instructed by a final order of a court of competent jurisdiction. If the Employee or any designated beneficiary of the Employee is declared legally incompetent, the Corporation may make payment of any amounts due under this Agreement to the person legally charged with his or her care. Any payment made by the Corporation in good faith shall fully discharge the Corporation from its obligation with respect to that payment.

16. ASSIGNMENT OF RIGHTS. Except as expressly permitted by this Agreement, neither the Employee nor anyone claiming through him may sell, assign, transfer or pledge the right to receive any payments to which he is or may become entitled under this Agreement. No right to receive payments under this Agreement shall be subject to the claims of creditors of the Employee or anyone claiming through him, or to any legal, equitable, or other proceeding or process for the enforcement of such claims.

17. CORPORATE REORGANIZATION. The Corporation shall not merge or consolidate with any other entity unless and until such other entity expressly assumes the obligations of the Corporation under this Agreement.

18. SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only, and shall not be considered in construing this Agreement.

19. AMENDMENT. This Agreement may be amended, but only with the consent of the Corporation and the Employee (or, after the death of the Employee, his designated beneficiaries or the executor or administrator of any estate to which payments are owed). Any amendment must be in writing signed by all parties who are to be legally bound by it. Any attempt to modify or amend this Agreement which does not satisfy the preceding requirements shall be null and void, and shall have no legal effect.

20. BINDING EFFECT. Except as otherwise provided in Section 16, this Agreement shall be binding upon Employee and his heirs, executors, administrators, assigns and upon anyone claiming through him, and upon the Corporation and its successors and assigns.

21. GOVERNING LAW. The laws of the State of Ohio shall, to the extent not preempted by applicable Federal law, govern the construction of this Agreement.

         TO EVIDENCE THEIR AGREEMENT, the Corporation, by a duly authorized officer, and the Employee have executed this document on the day and year first above written.


ATTEST:                             THE REYNOLDS AND REYNOLDS COMPANY

--------------------------          By
WITNESS                               ------------------------------------
                                                  THE "EMPLOYEE"



--------------------------            ------------------------------------

                                  EXHIBIT A To
          Non-Qualified Deferred Compensation and Disability Agreement
                    Between The Reynolds and Reynolds Company
                               and _______________


DESIGNATION OF BENEFICIARY(IES)


         I, ________________________ request that the Corporation mark/change its records to reflect

                  BENEFICIARY                             PERCENTAGE

                  ------------------------                -------------------

                  ------------------------                -------------------

                  ------------------------                -------------------

                  ------------------------                -------------------

as the designated beneficiary(ies) of the deferred compensation payments which at the time of my death may be payable or remain due and payable under the Agreement dated December 20, 1984 (the "Agreement"), and to make such payments to the above designated beneficiary(ies) as provided under the terms of the Agreement.

I further request that in the event one or more of the above named designated beneficiary(ies) predeceases me, payment of the deceased beneficiary's portion be made in equal shares to

                  --------------------------------------

                  --------------------------------------

                  --------------------------------------

                  --------------------------------------

as contingent designated beneficiary(ies).

You are instructed to retain the above designated beneficiary(ies) and contingent designated beneficiary(ies) until such time as you receive a new "Designation of Beneficiary(ies)" from me which makes a change.


---------------------------                ------------------------------
Date